Commission File No. 1-13113

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Douglas E. Coltharp, Executive Vice President and Chief Financial Officer of Saks Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended November 1, 2003 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of December, 2003.

/s/ Douglas E. Coltharp

Douglas E. Coltharp Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Saks Incorporated and will be retained by Saks Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.